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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1996 included in Charles E. Smith Residential Realty, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                    ARTHUR ANDERSEN LLP


November 27, 1996
Washington, DC